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                                                                    Exhibit 10.4











                                                           April 29, 2002


Bernard J. Ebbers
500 Clinton Center Drive
Clinton, MS  39056
Dear Bernie:

                  Reference is made to our letter agreement dated April 2, 2002 (the "Letter Agreement"). Unless otherwise defined, terms defined in the Letter Agreement and used herein shall have the meanings given to them therein.

                  The Company and you (the "Parties") agree that the promissory note dated April 29, 2002 made by you and payable to the order of the Company (the "New Promissory Note") hereby replaces each of the Promissory Notes referred to in the Letter Agreement. The New Promissory Note is hereby deemed to be the Promissory Note referred to in the Letter Agreement.

                  The Parties further agree that an event of default under the New Promissory Note constitutes a breach of the Promissory Note for purposes of the Letter Agreement.

                  This letter agreement shall be interpreted and the rights and liabilities of the Parties hereto shall be determined in accordance with the internal laws (as opposed to the conflicts of law provisions) and decisions of the State of Mississippi and you hereby consent to the jurisdiction of the courts of or in the State of Mississippi in connection with any dispute, controversy, action or other matter relating to or arising out of this letter agreement. The provisions of the second, third, fourth, fifth, sixth and seventh sentences of Section 6 of the Letter Agreement shall apply to this letter agreement as though it were the "Agreement" as referenced therein.

                                       WorldCom, Inc.

                                       By: /s/ John W. Sidgmore
                                           -------------------------------------
                                           John W. Sidgmore
                                           President and Chief Executive Officer

Acknowledged and agreed as of the date first above written.

                                       /s/ Bernard J. Ebbers
                                       -----------------------------------------
                                       Bernard J. Ebbers